                                                       Registration No. ________

     As filed with the Securities and Exchange Commission on July 1, 1996
================================================================================
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 REXWORKS INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                     39-1406918
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

        445 West Oklahoma Avenue
          Milwaukee, Wisconsin                                  53207
(Address of Principal Executive Offices)                      (ZIP Code)

                           -------------------------
                                 REXWORKS INC.
                        1996 OUTSIDE DIRECTORS FEE PLAN
                            (Full title of the plan)
                           _________________________


                                                              Copy to:
           MICHAEL HADJINIAN                           JAMES M. BEDORE, ESQ.
              President,                          Reinhart, Boerner, Van Deuren,
        Chief Executive Officer                       Norris & Rieselbach, s.c.
             REXWORKS INC.                             1000 North Water Street
       445 West Oklahoma Avenue                       Milwaukee, Wisconsin 53202
      Milwaukee, Wisconsin 53207
(Name and address of agent for service)

                                  414-747-7200
         (Telephone number, including area code, of agent for service)

                           _________________________

                        CALCULATION OF REGISTRATION FEE

===============================================================================
                                                    Proposed
                                       Proposed      Maximum
Title of Securities                    Maximum      Aggregate   Amount of
       to be         Amount to be   Offering Price  Offering   Registration
    Registered        Registered      Per Share     Price (1)      Fee
- -------------------  -------------  --------------  ---------  ------------
   Common Stock,
  $.01 par value     10,000 shares      $3.0625(1)    $30,625      $100
===============================================================================
(1) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $3.0625 per share, which is the average of the high and low sales prices of the Registrant's Common Stock on June 26, 1996, as reported on the Nasdaq Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Rexworks Inc., a Delaware corporation (the "Registrant") (Commission File No. 0-15836), with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

      (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1995.

      (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated May 7, 1987, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently fled document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.  See Item 3 above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.







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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Business Corporation Law, as amended, grants the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute also gives the Registrant broad power to indemnify any such person against expenses in connection with any action by or in the right of the Registrant provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnity as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by statute to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith.

     Article IX of the Registrant's Certificate of Incorporation and Article VII of the Registrant's By-Laws contains provisions entitling directors and officers of the Registrant to indemnification against certain liabilities and expenses. Registrant's Articles of Incorporation and By-Laws are incorporated by reference in Exhibit 3.1 and 3.2.

     Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

       (a)   The undersigned Registrant hereby undertakes:









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


             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section
                         10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Reference is made to the indemnification provisions referred to in
Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 28, 1996.

                                        REXWORKS INC.
                                        (Registrant)

                                        By:/s/ Michael C. Hadjinian
                                           ------------------------------------
                                           Michael C. Hadjinian
                                           Chairman and Chief Executive Officer

                        _______________________________

                               POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Michael C. Hadjinian and Thomas D. Lauerman, and each of them, as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                        TITLE                               DATE

/s/ Michael C. Hadjinian
- --------------------------       Chairman and Chief
    Michael C. Hadjinian         Executive Officer,
                                 and Director
                                 (Principal Executive
                                 Officer of the Registrant)         6/28/96
/s/ Thomas D. Lauerman
- --------------------------       Vice President-Administration,
    Thomas D. Lauerman           Chief Financial Officer,
                                 Treasurer and Secretary
                                 (Principal Financial and
                                 Principal Accounting Officer)       6/28/96

/s/ Frederick L. Brengel
- --------------------------       Director                            6/28/96
    Frederick L. Brengel

/s/ Jeffrey L. Bleustein
- --------------------------       Director                            6/28/96
    Jeffrey L. Bleustein

/s/ Richard A. Van Deuren
- --------------------------       Director                            6/28/96
    Richard A. Van Deuren

/s/ Bruce A. Beda
- --------------------------       Director                            6/28/96
    Bruce A. Beda

/s/ Warner C. Frazier
- --------------------------       Director                            6/28/96
    Warner C. Frazier

                                 REXWORKS INC.
                               (THE "REGISTRANT")
                         (COMMISSION FILE NO. 0-15836)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT


EXHIBIT                                       INCORPORATED HEREIN          FILED          SEQUENTIAL
NUMBER          DESCRIPTION                     BY REFERENCE TO           HEREWITH         PAGE NO.
3.1      Restated Certificate of
         Incorporation of the
         Registrant                                    *

3.2      By-Laws of the Registrant                     *
         Restated Certificate of
         Incorporation of the

4.1      Registrant                                    *

4.2      By-Laws of the Registrant                     *

5        Opinion of Counsel                                                  X


23.1     Consent of Arthur Andersen LLP                                      X


23.2     Consent of Counsel                                               Contained in
                                                                          Opinion filed as
                                                                          Exhibit 5
24       Powers of Attorney                       Signatures Page to
                                                  Registration
                                                  Statement

*The Registrant's Registration Statement on Form S-18, Registration Number 33-12488, effective April 21, 1987.











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